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                                  VIASOFT, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                     (AS AMENDED THROUGH NOVEMBER 18, 1998)

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         The following  constitute the provisions of the VIASOFT,  Inc. Employee
Stock Purchase Plan.

         1. PURPOSE. The VIASOFT, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide Eligible Employees of the Company and one or more of its Affiliates with the opportunity to acquire an equity interest in the Company through periodic payroll deductions. The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings indicated:

                  (a) "Affiliate" shall mean any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

                  (b) "Base Salary" shall mean the regular reportable earnings paid to a Participant by one or more Participating Companies, including all overtime payments, bonuses, commissions, profit sharing distributions and other incentive-type payments.

                  (c) "Board" shall mean the Company's Board of Directors.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Company" shall mean VIASOFT, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of VIASOFT, Inc. which shall by appropriate action adopt the Plan.

                  (f) "Commencement Date" shall mean the first day of an Offering Period.

                                    EXHIBIT 4

                  (g) "Common Stock" shall mean shares of the Company's common stock.

                  (h) "Effective Time" shall mean the time at which the underwriting agreement for the initial public offering of the Common Stock is executed and finally priced. The initial Offering Period shall start at the time of such execution and pricing of the underwriting agreement. However, for any Affiliate which becomes a Participating Company in the Plan after the Effective Time, a subsequent Effective Time shall be designated by the Board with respect to participation by its Eligible Employees.

                  (i) "Eligible Employee" shall mean any individual who is an employee of the Company or other Participating Company for purposes of tax withholding in the appropriate jurisdiction whose customary employment with the Company or any Participating Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave, unless otherwise required by law.

                  (j) "Entry Date" shall mean the date  established  pursuant to
Section 5(a) by an Eligible Employee first electing to participate in the Plan for the Offering Period in effect under the Plan. The earliest Entry Date under the Plan shall be the date of the Effective Time.

                  (k) "Offering Period" shall mean the periods during which Options are granted and exercisable under the Plan as defined in Section 4.

                  (l) "Option" shall mean an option to purchase Common Stock granted to a Participant under the Plan.

                  (m) "Participant" shall mean any Eligible Employee of a Participating Company who is participating in the Plan.

                  (n) "Participating Company" shall mean the Company and such Affiliate or Affiliates as may be designated from time to time by the Board.

                  (o) "Participating Company Commencement Date" shall mean the date, after the Commencement Date for any Offering Period, on which an Affiliate becomes a Participating Company in the Plan.

                  (p) "Semi-Annual Entry Date(s)" shall mean the first business day of May and the first business day of November during each calendar year within an Offering Period in effect under the Plan.

                  (q) "Semi-Annual Period of Participation" shall mean each semi-annual period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each Offering Period. Except as otherwise designated by the Committee, the first such semi-annual period (which may actually be less than or in excess of six (6) months for the initial Offering Period) shall be measured from the Commencement Date of the Offering Period until the last business day in the following October; the next such semi-annual period shall then be measured from the first business day in November to the last business day in the following April, the third semi-annual period shall then begin on the first business day in May, and end on the last business day in the following October; and the final semi-annual period within the Offering Period shall begin on the first business day of the next November and end on the last business day of the following April.

                  (r)  "Semi-Annual   Exercise  Date(s)"  shall  mean  the  last
business day of April and October each year on which Options to purchase shares of Common Stock are automatically exercised for Participants under the Plan.

         3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan, including such as it may deem advisable to comply with applicable law. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         4.  OFFERING PERIODS.

                  (a) The Plan shall be implemented in a series of successive Offering Periods, each to be of a duration of twenty-seven (27) months or less as designated by the Committee prior to the Commencement Date. However, the initial Offering Period will begin upon the Effective Time and will end on the last business day in April 1997. The next Offering Period shall commence on the first business day in May 1997, and subsequent Offering Periods shall commence as designated by the Committee.

                  (b) The Committee shall establish a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued or (ii) the Plan shall have been sooner terminated in accordance with Sections 9 or 10(b). Under no circumstances shall any Options granted under the Plan be exercised, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

                  (c) Each Participant shall be granted a separate Option for each Offering Period in which he/she participates. The Option shall be granted on the Entry Date on which such individual first joins the Offering Period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the Semi-Annual Exercise Date in each year.

                  (d) Subject to the limitations set forth in the Plan, including without limitation Sections 7(c) and 8 herein, the acquisition of Common Stock through participation in the Plan for any Offering Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Offering Period.

         5.  ELIGIBILITY AND PARTICIPATION.

                  (a) Each Eligible Employee shall be eligible to participate in the Plan in accordance with the following provisions:

                           (i) An individual who is an Eligible Employee on the Commencement Date of the Offering Period may participate in the Plan for such Offering Period on such Commencement Date, which shall be such Participant's Entry Date, provided he/she enrolls in the Offering Period on or before such date in accordance with the Plan. Should such Eligible Employee not so enroll prior to the Commencement Date, then he/she may not subsequently join that particular Offering Period on any later date.

                           (ii) An individual who is not an Eligible Employee on the Commencement Date of an Offering Period may subsequently enter that Offering Period on the earlier of (i) the first Semi-Annual Entry Date on which he/she is an Eligible Employee or (ii) the first Participating Company Commencement Date on which he/she is an Eligible Employee, which shall be such Participant's Entry Date, provided he/she enrolls in the Offering Period on or before such date in accordance with the Plan. Should such Eligible Employee not so enroll prior to such Semi-Annual Entry Date or Participating Company Commencement Date, then he/she may not subsequently join that particular Offering Period on any later date.

                  (b) To elect to participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including the purchase agreement and payroll deduction authorization) and file such forms with the Company on or before his/her scheduled Entry Date. Once properly made, an Eligible Employee's election to participate shall be automatically renewed for each subsequent Offering Period, subject to any termination or withdrawal as provided in Section 7(e).

                  (c) The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the Offering Period, up to a maximum of ten percent (10%) of such Base Salary. The deduction rate so authorized shall continue in effect for the remainder of the Offering Period and each subsequent Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

                           (i) The Participant may, at any time during the Semi-Annual Period of Participation, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Committee (or its designee), but the Participant may not effect more than one such reduction during the same Semi-Annual Period of Participation.

                           (ii) The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the Offering Period or any new Offering Period, increase or decrease the rate of his/her payroll deduction by filing the appropriate form with the Committee (or its designee). The new rate (which shall not exceed the ten percent maximum) shall become effective as of the first date of the first Semi-Annual Period of Participation following the filing of such form.

         Payroll deductions will automatically cease upon the termination of the Participant's Option in accordance with the applicable provisions of Section 7 below.

                  (d) In no event may any Participant's payroll deductions for any one Semi-Annual Period of Participation exceed Seven Thousand Five Hundred Dollars ($7,500.00) (U.S. dollars).

                  (e) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's Base Salary the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the employee.

         6.  STOCK SUBJECT TO PLAN.

                  (a) The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Committee, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 1,200,000 shares (subject to adjustment as provided herein).

                  (b) In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Committee to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during each Semi-Annual Period of Participation,
(iii) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the class and number of shares and the price per share of the Common Stock subject to each Option at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

         7. TERMS OF OPTIONS. An Eligible Employee who participates in the Plan for a particular Offering Period shall have an Option to purchase shares of Common Stock, in a series of successive semi-annual installments during such Offering Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Committee may deem advisable.

                  (a) Exercise Price. Options to purchase Common Stock shall be automatically exercised at the end of each Semi-Annual Period of Participation at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the Participant's Entry Date into the Offering Period or (ii) the fair market value per share on the Semi-Annual Exercise Date on which such Semi-Annual Period of Participation ends. However, for each Participant whose Entry Date is other than the Commencement Date of the Offering Period in effect under the Plan, the clause (i) amount shall in no event be less than the fair market value of the Common Stock on the Commencement Date of such Offering Period.

                  (b) Valuation. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

                           (i) For the Effective Time at which the initial Offering Period under the Plan commences, such fair market value shall be the price per share at which the Common Stock is sold under the underwriting agreement in connection with the initial public offering of the Common Stock.

                           (ii) For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, then the fair market value shall be the closing selling price on that date, as officially quoted on the principal exchange on which the Common Stock is then traded, or if not so traded, the closing selling price on that date on the NASDAQ National Market System. If there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

                           (iii) If the Common Stock is not then traded on an exchange or on the NASDAQ National Market System, then the fair market value of the Common Stock on such date shall be determined by the Committee, after taking into account such factors as the Committee deems appropriate.

                  (c) Number of Purchasable Shares. The number of shares purchasable per Participant for each Semi-Annual Period of Participation shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during such Semi-Annual Period of Participation by the purchase price in effect for the Semi-Annual Exercise Date on which such Semi-Annual Period of Participation ends. However, no Participant may, during any one Semi-Annual Purchase Period, purchase more than 2,000 shares of Common Stock, subject to periodic adjustment under Section 6(b).

         Under no circumstances shall an Option be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates.

                  (d) Payroll Deductions. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first payday coincident with or immediately following the Participant's Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the payday ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except where otherwise required by local law. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes, except where otherwise required by local law.

                  (e) Termination of Option. The following provisions shall govern the termination of outstanding Options:

                           (i) A Participant may, at any time prior to the last five (5) business days of a Semi-Annual Period of Participation, terminate his/her outstanding Option under the Plan by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated Option, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall be promptly refunded.

                           (ii) The termination of such Option shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which such terminated Option was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new Offering Period.

                           (iii) If the Participant ceases to remain an Eligible Employee for any reason including without limitation death or disability, while his/her Option remains outstanding, then all of the Participant's payroll deductions shall be promptly refunded, without interest (except where otherwise required by law), to the Participant or, in the case of his or her death, as provided in Section 7(i).

         In no event may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

                  (f) Exercise. Options to purchase shares of Common Stock under the Plan shall automatically be exercised on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Plan) on each Semi-Annual Exercise Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Exercise Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation and accrued interest required by law) to the purchase of whole shares of Common stock (subject to the limitation on the maximum number of purchasable shares set forth herein) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Semi-Annual Period of Participation. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant for that Semi-Annual Period of Participation shall be promptly refunded to the Participant.

                  (g) Proration of Purchase Rights. Not more than 200,000 shares of Common stock, subject to periodic adjustment under Section 6(b), may be purchased in the aggregate by all Participants on any one Semi-Annual Exercise Date under the Plan. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro rated to such individual, shall be promptly refunded to such Participant.

                  (h) Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding Option until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

         A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Exercise Date, a stock certificate for the number of shares purchased on the Participant's behalf.

                  (i) Designation of Beneficiary.

                           (i) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Semi-Annual Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the Option.

                           (ii) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                  (j) Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 7(i) hereof) by the Participant, and during the Participant's lifetime the Option shall be exercisable only by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to terminate participation in an Offering Period in accordance with Section 7(e).

                  (k) Change in Ownership; Dissolution. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option under the Plan shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Semi-Annual Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least thirty (30) days prior to the New Exercise Date, that the Semi-Annual Exercise Date for his/her Option has been changed to the New Exercise Date and that his/her Option will be exercised automatically on the New

Exercise Date, unless prior to such date he/she has terminated his/her participation in the Offering Period as provided in Section 7(e). For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 425(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

         8.  ACCRUAL LIMITATIONS.

                  (a) No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Option outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Option outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Affiliates, would otherwise permit such Participant to purchase more than $25,000 (U.S. dollars) worth of stock of the Company or any Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

                  (b) For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each Option outstanding under the Plan shall accrue as follows:

                           (i) The right to acquire Common Stock under each such Option shall accrue in a series of successive semi-annual installments as and when the Option first becomes exercisable for each semi-annual installment on the last business day of each Semi-Annual Period of Participation for which the Option remains outstanding.

                           (ii) No right to acquire Common Stock under any outstanding Option shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 (U.S. dollars) worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more rights held by the Participant during such calendar year.

                           (iii) If by reason of such accrual limitations, any Option of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during the Semi-Annual Period of Participation with respect to such Option shall be promptly refunded.

                  (c) In the event there is any conflict between the provisions of this Section 8 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 8 shall be controlling.

         9.  AMENDMENT AND TERMINATION OF PLAN.

                  (a) The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Company's stockholders:

                           (i) materially increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Committee shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to the Plan;

                           (ii) alter the exercise price formula so as to reduce the exercise price payable for the shares issuable under the Plan; or

                           (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

                  (b) The Company shall have the right, exercisable in the sole discretion of the Committee, to terminate all outstanding Options under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further Options shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

         10. GENERAL PROVISIONS.

                  (a) The Plan shall become effective at the Effective Time, provided that no Options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all payroll deductions collected hereunder shall be refunded.

                  (b) Unless otherwise terminated as provided in Section 9, the Plan shall terminate on December 31, 2003.

                  (c) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                  (d) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or to create in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Affiliates, or to interfere in any way with the Company's or any Affiliate's right to terminate, or otherwise modify, an employee's employment at any time.

                  (e) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

                  (f) The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.